Exhibit 99.2

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”), dated [INSERT DATE OF GRANT], is made between FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”), and [INSERT NAME OF OPTIONEE] (the “Optionee”). All capitalized terms used herein that are not defined herein shall have the respective meanings given to such terms in the First Advantage Corporation 2003 Incentive Compensation Plan (the “Plan”).

W I T N E S S E T H :

1. Grant of Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of [INSERT NUMBER OF SHARES] shares of the common stock of the Company, $0.001 par value (“Stock”), at a per share purchase price equal to $[INSERT STRIKE PRICE] (the “Option”), such Option to be exercisable as hereinafter provided.

2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire ten (10) years after the date indicated above.

(b) Exercise of Option.

(i) Subject to the other terms of this Agreement and the Plan, 33.4% of the Option may be exercised on or after the first annual anniversary of the date hereof, 33.3% on or after the second annual anniversary of the date hereof and 33.3% on or after the third annual anniversary of the date hereof.

(ii) Any exercise of all or any part of the Option shall be accompanied by Notice to the Company specifying the number of shares of Stock as to which the Option is being exercised, which Notice shall be delivered not less than three business days prior to the proposed exercise date. Upon the valid exercise of all or any part of the Option, a certificate (or certificates) for the number of shares of Stock with respect to which the Option is exercised shall be issued in the name of the Optionee, subject to the other terms and conditions of this Agreement and the Plan.

(c) Consideration. At the time of any exercise of the Option, the purchase price of the shares of Stock as to which the Option shall be exercised shall be paid to the Company in (i) in United States dollars by personal check, bank draft or money order; (ii) if permitted by applicable law and approved by the Committee in accordance with the Plan, with Stock, duly endorsed for transfer to the Company, already owned by the Optionee (or by the Optionee and his spouse jointly) for at least six (6) months prior to the tender thereof and not used for another such exercise during such six (6) month period, having a total Fair Market Value on the date of such exercise of the Option, equal to such purchase price of such shares of Stock; (iii) a combination of the consideration provided for in the foregoing clauses (i) and (ii) having a total Fair Market Value on the date of such exercise of the Option equal to the purchase price of such shares of Stock or (iv) such other form as the Committee shall in its discretion determine.

(d) Nontransferability. Subject to the terms of the Plan, the Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or her; provided that the Option may be exercised after the Optionee’s death by the beneficiary most recently named by the Optionee in a written designation thereof filed by the Optionee with the Company, in accordance with the Plan.

(e) Withholding Taxes. At the time of receipt of Stock upon the exercise of all or any part of the Option, the Optionee shall be required to pay to the Company in cash (or make other arrangements, in accordance with Article XVI of the Plan, for the satisfaction of) any taxes of any kind required by law to be withheld with respect to such Stock; provided, however, such tax withholding obligations may be met, in whole or in part, pursuant to procedures, if any, approved by the Committee in its discretion and in accordance with applicable law, by (i) the withholding by the Company of Stock otherwise deliverable to the Optionee pursuant to the Option with a Fair Market Value on the date of such exercise equal to such tax liability (provided, however, that the amount of any Stock so withheld shall not exceed the amount necessary to satisfy required Federal, state and local tax withholding obligations using the minimum statutory withholding rates that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Stock, duly endorsed for transfer to the Company, owned by the Optionee (or by the Optionee and his spouse jointly) and acquired more than six (6) months prior to such tender with a Fair Market Value on the date of such exercise equal to such tax liability. In no event shall Stock be delivered to the Optionee until the Optionee has paid to the Company in cash, or made arrangements satisfactory to the Company regarding the payment of, the amount of any taxes of any kind required by law to be withheld with respect to the Stock subject to the Option, and the Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

(f) No Rights as Stockholder. Neither the Optionee nor any other person shall become the beneficial owner of the shares of Stock subject to the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until the Optionee has exercised the Option in accordance with the provisions hereof and of the Plan.

(g) No Right to Continued Employment or Service. None of the Plan, the Option nor any terms contained in this Agreement shall confer upon the Optionee any express or implied right to be retained in the service of the Company or an Affiliate or Subsidiary for any period or at all, nor restrict in any way the right of the Company or any Affiliate or Subsidiary, which right is hereby expressly reserved, to terminate his or her service or employment at any time with or without cause. The Optionee acknowledges and agrees that any right to exercise the Option is earned only by continuing as an Employee, Consultant or Director of the Company or an Affiliate or Subsidiary at the will of the Company or any such Affiliate or Subsidiary, or satisfaction of any other applicable terms and conditions contained in this Agreement and the Plan, and not through the act of being hired, being granted the Option or acquiring shares of Stock hereunder.

(h) Inconsistency with Plan. Notwithstanding any provision herein to the contrary, the Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan, which is incorporated herein by reference. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern.

(i) Compliance with Laws and Regulations. The Option and the obligation of the Company to sell and deliver shares of Stock hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable, in all respects. Moreover, the Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of shares of Stock upon any national securities exchange or quotation system, or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for shares of Stock to the Optionee or any other person unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

3. Investment Representation. If at the time of exercise of all or part of the Option the Stock is not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Optionee shall execute, prior to the issuance of any shares of Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee, among other things, represents, warrants and agrees that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee’s own account, for investment only and not with a view to the resale or distribution thereof, that the Optionee has knowledge and experience in financial and business matters, that the Optionee is capable of evaluating the merits and risks of owning any shares of Stock purchased or acquired under this Agreement, that the Optionee is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

4. Certain Other Representations and Covenants of the Optionee. The Optionee hereby acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. The Optionee hereby represents and acknowledges that he has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to be bound by all of the terms and provisions of the Plan and this Agreement, including the terms and provisions adopted after the granting of the Option but prior to the complete exercise hereof, subject to Sections 15.1 and 15.3 of the Plan as in effect on the date hereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or the Board upon any questions arising under the Plan, this Agreement or otherwise relating to the Option.

5. Notices. Any Notice or other communication required or permitted hereunder shall be in accordance with the Plan, and, if to the Company, may be delivered in person to the Company, attention: Controller, by facsimile at (727) 214-3472 (or such other facsimile as the Company shall designate in writing), or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701 (or such other address as the Company shall designate in writing), and, if to the Optionee, shall be addressed to him at the address set forth below his or her signature hereon, subject to the right of either party to designate at any time hereafter in writing some other address.

6. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

7. Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

8. Entire Agreement; Modification. This Agreement and the Plan constitute the entire understanding between the Optionee and the Company regarding the Option. Any prior oral or written agreements or understandings concerning the Option are superseded by this Agreement. Except as otherwise permitted by the Plan, this Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.

9. Counterparts. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, First Advantage Corporation has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement, both as of the day and year first written above.

FIRST ADVANTAGE CORPORATION

By
Name:
Title:

[INSERT NAME OF OPTIONEE]

Address: